AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of January 26, 2009 (this “Amendment”), among MERCURY CASUALTY COMPANY (the “Borrower”), MERCURY GENERAL CORPORATION (the “Guarantor”), the various financial institutions parties thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).  Terms defined in the Credit Agreement (as defined below) are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower, the Guarantor, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as January 2, 2009 (the "Credit Agreement");

WHEREAS, in connection therewith, the Borrower and the Administrative Agent entered into that certain Security Agreement dated as of January 2, 2009 (the "Security Agreement"); and

WHEREAS, the Borrower and Bank of America, N.A. are entering into a certain Swap Contract and in the future may enter into additional Swap Contracts with respect to interest under the Credit Agreement and in connection therewith the Borrower has agreed that the obligations under such Swap Contracts shall be secured pursuant to the Security Agreement and the Guarantor has agreed that the Borrower's obligations under such Swap Contracts shall be guaranteed pursuant to Article X of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO LOAN DOCUMENTS.  Effective as of the Amendment Effective Date (as hereinafter defined):

1.1 Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended as follows:

(a)  The definition of “Investments” is amended by adding the following at the end thereof:

“Investment as used in this Agreement does not include Swap Contracts.”

(b)  The following definitions are added in proper alphabetical order:

"Credit Agreement Swap Contract" means (i) the Swap Agreement and the Confirmation relating to a trade in connection with this Agreement between the Borrower and Bank of America to be dated on or around January 26, 2009, and (ii) any other Swap Contract entered into between the Borrower and any Person who at the time such Swap Contract was entered into was a Lender (or an Affiliate of any Lender) with respect to this Agreement and designated by the Borrower as a Credit Agreement Swap Contact.

"Existing Loan Agreement Swap Contract" means (i) the ISDA Master Agreement dated as of February 15, 2008 (the "Master Agreement"), the ISDA Schedule to the Master Agreement dated as of February 15, 2008 (the "Schedule"), the Amendment to the ISDA Master Agreement dated as of January 26, 2009 amending the Master Agreement and the Schedule (the "ISDA Amendment and, together with the Master Agreement and the Schedule, the "Swap Agreement") and the Confirmation dated as of February 29, 2008, each between the Borrower and Bank of America, and (ii) any other Swap Contract entered into between the Borrower and Bank of America (or an Affiliate of Bank of America) with respect to the Existing Term Loan Agreement and designated by the Borrower as a Loan Agreement Swap Contact.

1.2 Amendment to Section 7.01(b).  Section 7.01(b) of the Credit Agreement is amended in its entirety to read as follows:

"Liens securing the Existing Term Loan Agreement provided that the outstanding principal amount thereof does not exceed $18,000,000 or any additional amount permitted pursuant to Section 7.03(b) and Liens securing any Existing Loan Agreement Swap Contract;"

1.3 Amendment to Section 7.01.  Section 7.01 of the Credit Agreement is amended by (i) deleting the and at the end of clause (h) thereof; (ii) deleting the “.” appearing at the end of clause (i) thereof and replacing it with “; and”; and (iii) inserting the following new clause (j) at the end thereof:

"(j)           Liens on assets other than the Collateral and any Equity Interest in any Subsidiary of the Borrower securing the Indebtedness permitted pursuant to Section 7.03(c)."

1.4 Amendment to Section 7.09.  Section 7.09 of the Credit Agreement is amended by adding the following at the end of the parenthetical "or any Credit Agreement Swap Contract or any Existing Loan Agreement Swap Contract".

1.5 Amendment to Section 8.03.  Paragraphs "Fourth" and "Last" of Section 8.03 of the Credit Agreement are amended in their entirety to read as follows

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and amounts due under the Credit Agreement Swap Contracts, ratably among the Lenders and the swap counterparties under the Credit Agreement Swap Contracts, in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations (other than Unmatured Surviving Obligations) and all amounts due under the Credit Agreement Swap Contracts have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

1.6 Amendment to Section 10.01.  The first sentence of Section 10.01 of the Credit Agreement is amended in its entirety to read as follows:

For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans to the Borrower and to induce the Administrative Agent to act hereunder, the Parent hereby unconditionally and irrevocably guarantees to each Lender and the Administrative Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations of the Borrower and (ii) all liability of the Borrower under the Credit Agreement Swap Contracts, in each case whether for principal, interest, fees, expenses, indemnification or otherwise, whether direct or indirect, absolute or contingent or now existing or hereafter arising (collectively the "Guaranteed Obligations").  For purposes of this Article X, (i) the term "Lender" means the Lenders and the counterparty to the Credit Agreement Swap Contracts, (ii) the term "Agreement" means this Agreement and the 2009 Credit Agreement Swap Contracts, and (iii) the term "Loan Documents" means the Loan Documents and the Credit Agreement Swap Contracts.

1.7 Amendment to Security Agreement.  The following definitions in Section 1 of the Security Agreement are amended in their entirety as follows:

“Lender” means each Lender under the Credit Agreement and the Lenders or Affiliates of the Lenders that are counterparties to the Credit Agreement Swap Contracts.

"Liabilities" means all Obligations (monetary or otherwise) of the Pledgor and all liabilities and obligations of the Pledgor arising under the Credit Agreement Swap Contracts, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against the Pledgor or the Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such amounts are allowed claims in such proceeding.

SECTION 2. CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Guarantor, the Administrative Agent and the Required Lenders.

SECTION 3. REPRESENTATIONS AND WARRANTIES.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and the Guarantor hereby represents and warrants to the Administrative Agent and each Lender as follows:

3.1           Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by each of the Borrower and the Guarantor of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as contemplated herein)  under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

3.2           Government Approval, Regulation, etc.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Guarantor of this Amendment; except for approvals, consents, exemptions, authorizations, actions, notices or filings (i) which have already been obtained or made or (ii) for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and such failure could be cured without unreasonable delay or cost.

3.3           Validity, etc.  This Amendment has been duly executed and delivered by the Borrower and the Guarantor.  This Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against each Person in accordance with its terms.

SECTION 4. MISCELLANEOUS.

4.1 Continuing Effectiveness, etc.  This Amendment shall be deemed to be an amendment to the Credit Agreement and the Security Agreement, and each of the Credit Agreement and Security Agreement, as amended hereby, shall remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect.  After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement or the Security Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement or the Security Agreement, as the case may be, as amended hereby.

4.2 Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4 Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.5 Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

4.6 Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.7 Successors and Assigns.  Subject to any restrictions on assignment contained in the Credit Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment Agreement as of the date first set forth above.

MERCURY CASUALTY COMPANY

By: /s/ THEODORE STALICK
Name: Theodore R. Stalick
Title: Vice President and Chief Financial Officer

MERCURY GENERAL CORPORATION

By: /s/ THEODORE STALICK
Name: Theodore R. Stalick
Title: Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., individually as Administrative Agent and Lender